Exhibit 99.1

Oxford Immunotec Enters into Definitive Agreement to Acquire Imugen

OXFORD, United Kingdom and MARLBOROUGH, Mass., June 23, 2016 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq:OXFD), a global, high-growth diagnostics company focused on developing and commercializing proprietary tests for the management of immune-regulated conditions, today announced it has entered into a definitive agreement to acquire substantially all of the assets of Imugen, Inc., a Massachusetts-based clinical laboratory focused on developing and performing specialized testing for tick-borne diseases, for $22.2 million in an all cash transaction expected to close on July 1, 2016.

Acquisition Rationale

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Consistent with strategic vision: Imugen’s business fits well with our strategy to focus on immune-regulated conditions. Tick-borne disease fits within our target markets as, if untreated, they can become chronic infections. In addition, like TB, they can prey on those with weakened immune systems. Similar to our current products, Imugen’s tests derive many of their proprietary insights through prosecuting the immune system.

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Expands addressable market: The acquisition expands the Company into the attractive tick-borne disease market, which includes Lyme disease, increasing our total addressable market by $400 to $500 million.

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Leverages commercial resources: Imugen’s business has a high degree of call point overlap with our current TB business. We intend to leverage our existing sales and marketing infrastructure to increase Imugen’s revenue growth over time.

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Adds laboratory capabilities: Imugen’s Massachusetts laboratory will allow us to offer our T-SPOT®.TB test at a second laboratory, thereby increasing testing capacity, allowing for optimized logistics and providing risk mitigation through service redundancy.

“We are very excited about the acquisition of Imugen. It is a significant step towards achieving our vision of becoming a leader in the field of immune-regulated conditions,” said Dr. Peter Wrighton-Smith, Chief Executive Officer of Oxford Immunotec. “Through this acquisition, we are expanding our total addressable market, growing and diversifying our revenue streams and leveraging our commercial infrastructure while at the same time improving our profitability profile.”

“Imugen’s extensive experience and proprietary tick-borne disease testing capabilities are very complementary to Oxford Immunotec’s portfolio of products and services,” said Victor Berardi, Chief Executive Officer of Imugen. “We are excited to combine our testing capabilities with Oxford’s commercial and R&D resources to grow the Imugen business.”

Business Outlook

We expect the acquisition of Imugen to contribute approximately $5.5 million in revenues in the second half of 2016, which when added to our previously communicated revenue guidance raises our expected revenues for calendar 2016 to between $79.5 and $82.5 million.

We expect to have approximately $30 million of cash at the end of 2016, which will give the company cash into the second half of 2018 based on our current operating plan.

Conference Call and Webcast

The Company will host a conference call on June 24, 2016 at 8:00 a.m. Eastern Time to provide more information on this announcement. The call will be concurrently webcast. To listen to the conference call on your telephone, please dial (855) 363-5047 for United States callers and +1 (484) 365-2897 for international callers and reference confirmation code 38072518 approximately ten minutes prior to start time. To access the live webcast with presentation slides or an archived recording, visit the Investor Relations section of Oxford Immunotec's website at www.oxfordimmunotec.com. The replay will be available on the Company's website for approximately 60 days. The presentation slides will also be available for download in the Investor Relations section of the Company’s website on June 24, 2016 at 7:00 a.m. Eastern Time.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary tests for the management of immune-regulated conditions. The Company's first product is the T-SPOT.TB test, which is used to test for tuberculosis infection. The T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The T-SPOT.CMV test and the T-SPOT.PRT test are the Company's second and third products and part of a series of products intended for the transplantation market. In addition to these three products, the Company has an additional six active development programs, each of which leverages our T cell, B cell and innate immune measuring technology. The Company is headquartered near Oxford, U.K. and in Marlborough, Mass. Additional information can be found at www.oxfordimmunotec.com.

About Imugen

Incorporated in May 1989, Imugen, Inc. is a clinical and research laboratory located in Norwood, MA with over 25 years’ experience in the development and performance of specialized assays for tick-borne infections. Imugen is certified under the Clinical Laboratory Improvement Amendments (CLIA) and accredited by the College of American Pathologists (CAP) and is licensed as a clinical laboratory in Massachusetts, New York, Pennsylvania, Rhode Island and Maryland.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, intentions, the anticipated benefits of the transaction, the effects of the transaction, including effects on future financial and operating results, prospects for sales of our products and other statements that are not historical facts. The forward-looking statements in this release are based on current expectations, assumptions and data available as of the date of this release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: risks related to disruption of management time from ongoing business operations due to the transaction and the integration of Imugen into the Company; the risk that the Company may fail to realize the benefits expected from the transaction; the risk that the integration of Imugen into the Company may not progress as anticipated; the risk that the announcement of the completion of the transaction could have adverse effects on the market price of the Company’s common stock; decisions by regulatory authorities, hospitals and other health care institutions, laboratories, physicians, patients and third party payers that could affect the Company’s business and prospects; as well as our ability to expeditiously and successfully expand our sales and distribution networks. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described under the "Risk Factors" section in our filings with the Securities and Exchange Commission (“SEC”). Our filings are available for free by visiting the investor section of our website, www.oxfordimmunotec.com, or the SEC’s website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

For Media Inquiries:
Caroline Crawley
Oxford Immunotec
Tel: +44 1235 442796
ccrawley@oxfordimmunotec.com

For Investor Inquiries:
Rick Altieri
Chief Financial Officer
Oxford Immunotec
Tel: +1 (508) 573-9953
raltieri@oxfordimmunotec.com

Mark Klausner
Westwicke Partners
Tel: +1 (443) 213-0501
oxfordimmunotec@westwicke.com